                                                                    EXHIBIT 23.7

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated (i) February 28, 2000, with respect to the consolidated financial statements and related financial statement schedule of SFX Entertainment, Inc. as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999, incorporated by reference from its Annual Report on Form 10K/A for the year ended December 31, 1999, and (ii) April 27, 1998, with respect to the consolidated financial statements and related financial statement schedule of Capstar Communications, Inc. and Subsidiaries (formerly known as SFX Broadcasting, Inc. and Subsidiaries) as of December 31, 1997 and for the two years then ended, incorporated by reference from the Capstar Communications, Inc. and Subsidiaries Annual Report on Form 10K for the year ended December 31, 1998, both previously filed with the Securities and Exchange Commission, in the Proxy Statement of SFX Entertainment, Inc. that is made a part of the Registration Statement on Form S-4 and related Prospectus of Clear Channel Communications, Inc. for the registration of its common stock.

                                            /s/ Ernst & Young LLP

New York, New York
June 1, 2000